UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 22, 2004

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 25, 2004, Potlatch Corporation announced that it had signed a definitive agreement for the sale of Potlatch’s three oriented strand board (OSB) manufacturing facilities and related assets in Bemidji, Cook and Grand Rapids, Minnesota, to Ainsworth Lumber Co. Ltd. The announcement was included in a Current Report on Form 8-K filed with the Commission on August 30, 2004.

On September 22, 2004, Potlatch Corporation completed the previously announced sale. In consideration for the transfer of the assets, Ainsworth Lumber Co. Ltd. paid Potlatch Corporation approximately $454.7 million in cash and assumed certain working capital liabilities and other liabilities related to the OSB business. Actual cash proceeds are subject to various post-closing adjustments, principally with respect to changes in working capital. There is no material relationship, other than in respect of the transaction, between Ainsworth Lumber Co. Ltd. and Potlatch Corporation or any of its affiliates, or a director or officer of Potlatch Corporation, or any associate of any such director or officer.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Potlatch Corporation and Consolidated Subsidiaries

Pro Forma Statements of Operations

Six Months Ended June 30, 2004

Unaudited (Dollars in thousands - except per-share amounts)

	Historical	Pro Forma Adjustments (a)	Pro Forma Results
Net sales	$893,061	$(233,287)	$659,774

Costs and expenses:
Depreciation, amortization and cost of fee timber harvested	52,124	(7,793)	44,331
Materials, labor and other operating expenses	652,554	(106,380)	546,174
Selling, general and administrative expenses	45,477	(2,491)	42,986
Restructuring charges	1,193	—	1,193

	751,348	(116,664)	634,684

Earnings from operations	141,713	(116,623)	25,090

Interest expense	(24,338)	—	(24,338)
Interest income	619	—	619

Earnings before taxes	117,994	(116,623)	1,371
Provision for taxes	46,608	(46,066)	542

Earnings from continuing operations	71,386	(70,557)	829

Discontinued operations:
Earnings from discontinued operations	—	116,623	116,623
Income tax provision	—	46,066	46,066

Net earnings	$71,386	$—	$71,386

Earnings per common share from continuing operations:
Basic	$2.43	$(2.40)	$.03
Diluted	2.42	(2.39)	.03
Net earnings per common share:
Basic	2.43		2.43
Diluted	2.42		2.42
Average shares outstanding (in thousands):
Basic	29,372		29,372
Diluted	29,487		29,487

(a)	see Explanatory Notes

Potlatch Corporation and Consolidated Subsidiaries

Pro Forma Statements of Operations

Year Ended December 31, 2003

Unaudited (Dollars in thousands - except per-share amounts)

	Historical	Pro Forma Adjustments (a)	Pro Forma Results
Net sales	$1,506,634	$(314,197)	$1,192,437

Costs and expenses:
Depreciation, amortization and cost of fee timber harvested	104,859	(15,872)	88,987
Materials, labor and other operating expenses	1,207,086	(200,300)	1,006,786
Selling, general and administrative expenses	80,280	(4,480)	75,800
Restructuring charges	(476)	—	(476)

	1,391,749	(220,652)	1,171,097

Earnings from operations	114,885	(93,545)	21,340

Interest expense	(48,172)	—	(48,172)
Debt retirement costs	(248)	—	(248)
Interest income	14,090	—	14,090

Earnings (loss) before taxes	80,555	(93,545)	(12,990)
Provision (benefit) for taxes	27,334	(36,482)	(9,148)

Earnings (loss) from continuing operations	53,221	(57,063)	(3,842)

Discontinued operations:
Earnings (loss) from discontinued operations	(4,089)	93,545	89,456
Income tax provision (benefit)	(1,595)	36,482	34,887

Net earnings	$50,727	$—	$50,727

Earnings (loss) per common share from continuing operations:
Basic	$1.85	$(1.98)	$(.13)
Diluted	1.85	(1.98)	(.13)
Net earnings per common share:
Basic	1.77		1.77
Diluted	1.77		1.77
Average shares outstanding (in thousands):
Basic	28,706		28,706
Diluted	28,718		28,718

(a)	see Explanatory Notes

Potlatch Corporation and Consolidated Subsidiaries

Pro Forma Balance Sheet

June 30, 2004

Unaudited (Dollars in thousands)

	Historical	Pro Forma Adjustments (b)	Pro Forma Results
Assets
Current assets:
Cash	$9,981	$454,650	$464,631
Short-term investments	194,625	—	194,625
Receivables, net	123,027	(18,902)	104,125
Inventories	138,219	(24,834)	113,385
Prepaid expenses	20,511	(78)	20,433

Total current assets	486,363	410,836	897,199
Land other than timberlands	9,325	(981)	8,344
Plant and equipment, at cost less accumulated depreciation	718,212	(134,175)	584,037
Timber, timberlands and related logging facilities	401,936	(1,928)	400,008
Other assets	119,479	(215)	119,264

	$1,735,315	$273,537	$2,008,852

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments on long-term debt	$1,106	$—	$1,106
Accounts payable and accrued liabilities	171,127	74,062	245,189

Total current liabilities	172,233	74,062	246,295
Long-term debt	617,194	—	617,194
Other long-term obligations	271,999	—	271,999
Deferred taxes	118,331	32,034	150,365
Stockholders’ equity	555,558	167,441	722,999

	$1,735,315	$273,537	$2,008,852

(b)	see Explanatory Notes

Explanatory Notes

(a) The unaudited pro forma statements of operations presented herein reflect the results for Potlatch Corporation as historically reported, adjusted for the company’s sale of its oriented strand board (OSB) manufacturing facilities and related assets in Bemidji, Cook and Grand Rapids, Minnesota, to Ainsworth Lumber Co. Ltd. Net sales, costs and expenses and the provision for taxes on income have been adjusted to remove from continuing operations for the respective periods the historical results for the OSB operations.

(b) The unaudited pro forma balance sheet presented reflects the financial position of Potlatch Corporation as of June 30, 2004, as historically reported, and as adjusted for the sale described in the previous paragraph as if it had occurred on the balance sheet date. Included in the balance sheet are assumed proceeds from the sale of the OSB manufacturing facilities of $454.7 million and an estimated accrual for expenses related to the sale of $8 million, as well as the corresponding effect on accrued income taxes, deferred income taxes and stockholders’ equity for the resulting net gain.

The pro forma financial information is illustrative of the effects of the sale of the OSB manufacturing facilities on our operations and does not necessarily reflect the results of operations that would have been reported had the sale actually occurred on those dates. In addition, the pro forma financial information is not necessarily indicative of our future financial condition or results of operations.

(c)	Exhibits.

The following exhibit is filed as part of this report:

2.1	Asset Purchase Agreement, dated as of August 25, 2004, between Potlatch Corporation and Ainsworth Lumber Co. Ltd. (the Registrant agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2004

POTLATCH CORPORATION

By:	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Asset Purchase Agreement, dated as of August 25, 2004, between Potlatch Corporation and Ainsworth Lumber Co. Ltd. (the Registrant agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule).